EXHIBIT 21
              MATTHEWS INTERNATIONAL CORPORATION AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                           (as of November 30, 2003)
                                  ----------

                                                                   Percentage
Name                                                                Ownership
----                                                               ----------
Caggiati S.p.A.                                                       100%
   ABM Srl                                                            100
   Caggiati Espana S.A.                                               100
   Caggiati France SARL                                               100
   Cromaco S.A.                                                       100
   Ikon Srl                                                           100

Empire Stock Corporation                                              100
   Matthews International (West Virginia) Corporation                 100

Matthews Canada Ltd.                                                  100

Matthews Industries                                                   100
   Matthews Bronze Pty. Ltd.                                          100
   Matthews Properties Pty. Ltd.                                      100
   C. Morello, Inc.                                                   100

Matthews International (Arkansas) Corporation                         100

Matthews International Colorado, Inc.                                 100

Matthews International GmbH                                           100
   Reproservice Eurodigital GmbH Munchen                              100
   Repro-Busek GmbH & Co. KG                                           75
   Rudolf Reproflex GmbH & Co. KG                                      75
   Scholler GmbH & Co. KG                                              75
   S+T GmbH & Co. KG                                                   50

Matthews Resources, Inc.                                              100

Matthews Swedot AB                                                    100

Matt-One Holding Corporation                                          100
   O.N.E. Color Communications, LLC                                   100

Venetian Investment Corporation                                       100

The York Group, Inc.                                                  100
   The Doody Group, Inc.                                              100
   York Agency, Inc.                                                  100